KRESCENT PARTNERS L.L.C.
            1301 AVENUE OF THE AMERICAS, 38TH FLOOR
                   NEW YORK, NEW YORK  10019





January 8, 1997




American Holdings I, L.P.
100 South Bedford Road
Mount Kisco, New York 10549

               Re: KRUPP REALTY LIMITED PARTNERSHIP--V

Ladies and Gentlemen:

          The parties hereto confirm their agreement to the terms of Exhibit A annexed hereto, which terms are incorporated herein by reference, which agreement is intended to be legally binding and enforceable upon execution and delivery hereof and which, unless modified or terminated by a writing signed by all of the parties hereto, constitutes the definitive agreement among the parties relating to the subject matter hereof and thereof.

          Each of the parties represents and warrants to the other that (1) it has the right, power and authority to enter into this letter agreement, (2) upon the execution of this letter agreement by each of the parties hereto, this letter agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, and (3) no consent or approval of any third party or governmental agency or authority is required for such party to execute and deliver this letter agreement or to perform its obligations hereunder.

          Each of the parties hereto agrees that the terms of this letter agreement are confidential and may not be disclosed by any party hereto, except as may be required by law and except to principals and authorized representatives of the parties hereto, without the written consent of all of the parties. Except as may be required by law, any public announcement regarding this letter agreement or the transactions contemplated herein may not be made by any party without the prior consent of all other parties hereto.

          This letter agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

          This letter agreement may be executed in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This letter agreement shall supersede all prior agreements, written or oral, by or among any of the parties hereto with respect to the subject matter hereof and may not be amended or otherwise modified except in writing signed by all of the parties hereto. Any party may execute this letter agreement by transmitting a copy of its signature by facsimile to the other parties. In such event the signing party shall deliver an original of the signature page to each of the other parties within one business day of signing and failure to so deliver such originals shall result in the facsimile copy of that party's signature being treated as an original.

                         Very truly yours,.

                         KRESCENT PARTNERS L.L.C.

                         By: AP-GP Prom Partners Inc.,
                              Managing Member


                         By: /s/ Richard Mack
                              Richard Mack, Vice President

                         AP-GP PROM PARTNERS INC.


                         By:  /s/ Richard Mack
                              Richard Mack, Vice President

                         APOLLO REAL ESTATE INVESTMENT
                                FUND II, L.P.

                         By: Apollo Real Estate
                                Advisors II, L.P.,
                             General Partner

                         By: Apollo Real Estate Capital
                                Advisors II, Inc.
                             General Partner


                         By: /s/ W. Edward Scheetz
                              W. Edward Scheetz, Vice President

                         KRESCENT LFG L.L.C.

                         By:  AP-GP Prom Partners Inc.,
                              Managing Member


                         By: /s/ Richard Mack
                              Richard Mack, Vice President



ACCEPTED AND AGREED TO AS
OF THE DATE FIRST ABOVE WRITTEN:

AMERICAN HOLDINGS I, L.P.

By: American Holdings I-GP, Inc.,
     General Partner

By:  /s/ Henry J. Gerard
     Henry J. Gerard, Vice President

AMERICAN HOLDINGS I-GP, INC.


By: /s/ Henry J. Gerard
     Henry J. Gerard, Vice President

AMERICAN REAL ESTATE HOLDINGS
     LIMITED PARTNERSHIP

By: American Property Investors, Inc.,
     General Partner


By: /s/ John P. Saldarelli
     John P. Saldarelli, Vice President